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                                                                   EXHIBIT 10.27

                     1998 STOCK OPTION GRANT FOR DIRECTORS


*     option grants to consist of 4,250 premium-priced stock options

      - Grants will reflect same terms and conditions as grants to CCE officers

* Each grant is composed of five equal "subgrants" of 850 options, with the exercise price of the subgrants reflecting a 15% annual increase in the market price of CCE stock, measured from the January 2, 1998

      - Assuming the market value of CCE stock on January 2, 1998 is $30, the exercise price of the subgrants would be as follows:


                Number of Options                 Exercise Price
                -----------------                 --------------
                       850                            $34.50
                       850                            $39.68
                       850                            $45.63
                       850                            $52.47
                       850                            $60.34

*     Vesting of the 1998 grant occurs as of the earlier of the following:

      - 33% per year after one, two and three years, measured from January 2, 1998

      - 100% on termination due to death, disability or at mandatory retirement

*     Vested options remain exercisable until the earlier of

      -     January 2, 2008, 10 years from the date of grant or

      -     In the event of a Director's service on the Board terminates

            -- Because of disability or retirement upon reaching mandatory retirement age, three years after such termination

            --     Because of any other reason, one year after such termination